UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 15, 2010, we implemented a restructuring of our operations that resulted in a downsizing of approximately 30 full-time positions at our headquarters and an additional 20 positions at our farm facility. We undertook this workforce reduction as part of an initiative to narrow our strategic and operational focus and significantly decrease our on-going financial resource requirements.

We estimate that the total restructuring expenses to be incurred in connection with the workforce reduction, including cash expenditures associated with severance pay, will be approximately $2.6 million, of which approximately 40% is expected to be paid in 2011. We anticipate that this restructuring charge will result in a cost savings of approximately $8 to 9 million per year. The estimate of cost savings and cash expenditures that we expect to incur and the estimated restructuring expense are subject to a number of assumptions, and actual results may differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: June 21, 2010	By:	/S/ WILLIAM K. HEIDEN
William K. Heiden
President and Chief Executive Officer